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                                                                EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            FIRST WAVE MARINE, INC.


         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST. The name of the Corporation (the "Corporation") is FIRST WAVE MARINE, INC.

         SECOND. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, Delaware, 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 23 million, consisting of 2 million shares of Preferred Stock, of the par value of $.01 per share (hereinafter called "Preferred Stock"), and 21 million shares of Common Stock, of the par value of $.01 per share (hereinafter called "Common Stock").

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter called a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The designation of the series, which may be by distinguishing number, letter and title.

         (b) The number of shares of the series, which number of the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase or decrease (but now below the number of shares thereof then outstanding).
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         (c)     Whether dividends, if any, shall be cumulative or
noncumulative and the dividend rate of the series.

         (d)     The dates at which dividends, if any, shall be payable.

         (e) The redemption rights and price or prices, if any, if shares of the series.

         (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         (h) Whether the shares of the series shall be convertible into shares of any other class or series of shares, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

         (i) Restrictions on the issuance of shares of the same series of any other class or series.

         (j)     The voting rights, if any, of the holders of such series.

         The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

         Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holder of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable laws.

         FIFTH. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:





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         (a)     to adopt, amend or repeal the By-Laws of the corporation;
provided, however, that By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, except that
Section 4 of Article I, all of Article II, Section I of Article III, and
Section 4 of Article VI of the By-Laws shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holder of at lease 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Section (a) of Article FIFTH; and

         (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by applicable law and subject to the rights, if any, of the holders of any series of Preferred Stock.

         The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

         SIXTH. Subject to the rights of the holders of any class of series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances:

         (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be affected by any consent in writing of such stockholders:

         (b) special meetings of the stockholders of the corporation may be called only by the Chairman of the Board of Directors and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board; and

         (c) the business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the chairman or by the Secretary at the request of a majority of the Board of Directors.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class,





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shall be required to amend, repeal, or adopt any provision, inconsistent with this Article SIXTH. For the purposes of this Certificate of Incorporation, the "Whole Board" is defined as the total number of Directors which the Corporation would have if there were no vacancies.

         SEVENTH.  SECTION 1.  NUMBER, ELECTION AND TERMS OF DIRECTORS.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws, but in no case shall the number be less than 3 nor more than 15.

         The Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation and other than those Directors named herein to serve until the first annual meeting of stockholders or until their successors are duly elected and qualify, shall be divided into three classes, as nearly equal in number as possible. At the first meeting of the stockholders held in 1997, one class shall be initially elected for a term expiring at the annual meeting of the stockholders in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000 with members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year of their election.

         SECTION 2.       STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES.

         Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

         SECTION 3.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy





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occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         SECTION 4.       REMOVAL OF DIRECTORS.

         Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause by the stockholders of the Corporation in the manner provided in this Section 4 of Article SEVENTH. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class, may remove such Director or Directors for cause.

         For purposes of this Article SEVENTH, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article SEVENTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

         SECTION 5.       AMENDMENT.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a least 80 percent of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SEVENTH.

         EIGHTH: The names and mailing addresses of the persons who are to serve as Directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

                 Name                              Mailing Address
                 ----                              ---------------
         Samuel F. Eakin                   4000 S. Sherwood Forest Blvd., Ste. 603
                                           Baton Rouge, Louisiana 70816

         Frank W. Eakin                    4000 S. Sherwood Forest Blvd., Ste. 603
                                           Baton Rouge, Louisiana 70816

         David B. Ammons                   4000 S. Sherwood Forest Blvd., Ste. 603
                                           Baton Rouge, Louisiana 70816





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         NINTH.  Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different that provided in this Article NINTH. Any amendment or repeal or this Article NINTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

         TENTH. To the full extent permitted by General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director or the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any amendment or repeal of this Article TENTH shall not adversely affect any right or protection of a Director or the Corporation existing immediately prior to such amendment or repeal.

         ELEVENTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, including a Preferred Stock Designation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

         TWELFTH. The name and mailing address of the incorporator is David B. Ammons, 4000 South Sherwood Forest Boulevard, Suite 603, Baton Rouge, Louisiana 70816.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 26th day of September, 1997.



                                               /s/ DAVID B. AMMONS
                                            ----------------------------
                                                   David B. Ammons





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